      As filed with the Securities and Exchange Commission September 30, 1998

                                                Registration No. 33-____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                        Under the Securities Act of 1933

                                PERCEPTRON, INC.
             (Exact name of registrant as specified in its charter)

           Michigan                                     38-2381442
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                  47827 Halyard Drive, Plymouth, Michigan 48170
                                 (734) 414-6100
               (Address, including zip code, and telephone number,
                 including area code, of registrant's Principal
                                Executive Office)

                                Perceptron, Inc.
                    1998 Global Team Member Stock Option Plan
                            (Full Title of the Plan)

                        JOHN G. ZIMMERMAN, Vice President
                                Perceptron, Inc.
                  47827 Halyard Drive, Plymouth, Michigan 48170
                                 (734) 414-6100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                                THOMAS S. VAUGHN
                               Dykema Gossett PLLC
                             400 Renaissance Center
                          Detroit, Michigan 48243-1668
                                 (313) 568-6524

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
       Title of                                                                      Proposed                 Amount of
     Securities to             Amount to be         Proposed Maximum Offering    Maximum Aggregate           Registration
     be Registered              Registered             Price Per Share*          Offering Price**                Fee
--------------------------------------------------------------------------------------------------------------------------------
     Common Stock            300,000 shares**               $6.625                  $1,987,500                 $586.31
    $.01 par value
--------------------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices on the Nasdaq Stock Market on September 24, 1998, in accordance with Rule 457(h).

** The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover any such additional shares in accordance with Rule 416(a).

================================================================================

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Perceptron, Inc. (the "Company") with the Securities and Exchange Commission ("SEC") are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

               (b) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

               (c)  The Company's Report on Form 8-K filed March 24, 1998; and

               (d) Description of the Company's Common Stock contained in the Prospectus forming a part of the Company's Registration Statement on Form S-1 (No. 33-47643) (incorporated by reference into the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 on May 5, 1992), as amended by Item 5 of the Company's Form 8-K Report, filed March 24, 1998.

         All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of each such document.


Item 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered is registered under Section 12 of the Securities Exchange Act of 1934.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Thomas S. Vaughn, a member of Dykema Gossett PLLC, counsel to the Company, is Secretary of the Company.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (a) The Company's Bylaws and the Michigan Business Corporation Act permit the Company's officers and directors to be indemnified under certain circumstances for expenses and, in some instances, for judgments, fines or amounts paid in settlement of civil, criminal, administrative and investigative suits or proceedings, including alleged violations of the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Company maintains directors and officers liability insurance which, under certain circumstances, would cover alleged violations of the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         (b) Article VI of the Company's Restated Articles of Incorporation provides that to the full extent permitted by law, no director of the Company shall be liable to the Company or its shareholders for monetary damages for any action taken, or failure to take action, as a director. Such exculpatory language does not, however, eliminate or limit the liability of a director for
(a) the amount of a financial benefit received by a director to which he or she is not entitled, (b) intentional infliction of harm on the Company or its shareholders, (c) certain other violations of the MBCA, or
(d) an intentional criminal act.

         (c) The MBCA permits the Company to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the Company, whether or not such liabilities would be within the indemnification provisions of the MBCA. Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having served as directors and officers of the Company or certain other entities.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


Item 8.  EXHIBITS

         The following exhibits are filed with this registration statement:

         4        Instruments Defining the Rights of Securities Holders.

         4.1 Articles IV, V and VI of the Company's Restated Articles of Incorporation are incorporated herein by reference to Exhibit
                  3.1 to the Company's Report on Form 10-Q for the Quarter Ended June 30, 1998.

         4.2 Articles I, II, III, VI, VII, X and XI of the Company's Bylaws are incorporated herein by reference to Exhibit 19 to the Company's Report on Form 10-Q for the Quarter Ended September 30, 1992.

         4.3 Form of certificate representing Rights (included as Exhibit B to the Rights Agreement filed as Exhibit 4.5) is incorporated herein by reference to Exhibit 2 to the Company's Report on Form 8-K filed March 24, 1998. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the earlier of (i) the tenth business day after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date) (or, if such Shares Acquisition Date results from the consummation of a Permitted Offer, such later date as may be determined before the Distribution Date, by action of the Board of Directors, with the concurrence of a majority of the Continuing Directors), or (ii) the tenth business day (or such later date as may be determined by the Board of Directors, with the concurrence of a majority of the Continuing Directors, prior to such time as any person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any person or group of affiliated or associated persons (other than the Company or certain entities affiliated with or associated with the Company), other than a tender or exchange offer that is determined before the Distribution Date to be a Permitted Offer, if, upon consummation thereof, such person or group of affiliated or associated persons would be the beneficial owner of 15% or more of such outstanding shares of Common Stock.

         4.4 Rights Agreement, dated as of March 24, 1998, between Perceptron, Inc. and American Stock Transfer & Trust Company, as Rights Agent, is incorporated herein by reference to
                  Exhibit 2 to the Company's Report on Form 8-K filed March 24, 1998.

         5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder.

         23.1     Consent of PricewaterhouseCoopers.

         23.2     Consent of Dykema Gossett PLLC (contained in Exhibit 5).

         24.1     Power of Attorney of Alfred A. Pease.

         24.2     Power of Attorney of David J. Beattie.

         24.3     Power of Attorney of Philip J. DeCocco.

         24.4     Power of Attorney of Robert S. Oswald.

         24.5     Power of Attorney of Harry T. Rein.

         24.6     Power of Attorney of Louis R. Ross.

         24.7     Power of Attorney of Terryll R. Smith.

         99.1 Perceptron, Inc. 1998 Global Team Member Stock Option Plan is incorporated herein by reference to Exhibit 10.20 of the Company's Annual Report on Form 10-K for the Year Ended December 31, 1997.

         99.2 Form of Non-Qualified Stock Option Agreements under such Plan is incorporated herein by reference to Exhibit 10.20 of the Company's Annual Report on Form 10-K for the Year Ended December 31, 1997.


Item 9.  UNDERTAKINGS

         (1) The undersigned registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (c) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling persons of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Michigan on September 28, 1998.



                                  PERCEPTRON, INC.

                                  By:  /s/ Alfred A. Pease
                                      ---------------------------------------
                                           Alfred A. Pease
                                  Its:     President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities as of September 28, 1998.



         Signature                                                    Title
         ---------                                                    -----


/s/ Alfred A. Pease                                    President, Chief Executive Officer, Chairman
----------------------------                           of the Board and Director (Principal Executive
Alfred A. Pease                                        Officer)


/s/ John G. Zimmerman                                  Vice President and Chief Financial Officer
----------------------------                           (Principal Financial Officer)
John G. Zimmerman


/s/ Sylvia M. Smith                                    Controller (Principal Accounting Officer)
----------------------------
Sylvia M. Smith


                                                       Director
----------------------------
David J. Beattie


                                                       Director
----------------------------
Philip J. DeCocco


       *                                               Director
----------------------------
Robert S. Oswald


       *                                               Director
----------------------------
Harry T. Rein


       *                                               Director
----------------------------
Louis R. Ross


         *                                             Director
---------------------------
Terryll R. Smith



* By:/s/ Thomas S. Vaughn
     ----------------------------
     Thomas S. Vaughn
     Attorney-in-Fact

                                INDEX TO EXHIBITS



         Number          Description
         ------          -----------

         4               Instruments Defining the Rights of Securities Holders.

         4.1 Articles IV, V and VI of the Company's Restated Articles of Incorporation are incorporated herein by reference to Exhibit 3.1 to the Company's Report on Form 10-Q for the Quarter Ended June 30, 1998.

         4.2 Articles I, II, III, VI, VII, X and XI of the Company's Bylaws are incorporated herein by reference to Exhibit 19 to the Company's Report on Form 10-Q for the Quarter Ended September 30, 1992.

         4.3 Form of certificate representing Rights (included as Exhibit B to the Rights Agreement filed as Exhibit 4.5) is incorporated herein by reference to Exhibit 2 of the Company's Report on Form 8-K filed March 24, 1998. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the earlier of (i) the tenth business day after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date) (or, if such Shares Acquisition Date results from the consummation of a Permitted Offer, such later date as may be determined before the Distribution Date, by action of the Board of Directors, with the concurrence of a majority of the Continuing Directors), or (ii) the tenth business day (or such later date as may be determined by the Board of Directors, with the concurrence of a majority of the Continuing Directors, prior to such time as any person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any person or group of affiliated or associated persons (other than the Company or certain entities affiliated with or associated with the Company), other than a tender or exchange offer that is determined before the Distribution Date to be a Permitted Offer, if, upon consummation thereof, such person or group of affiliated or associated persons would be the beneficial owner of 15% or more of such outstanding shares of Common Stock.

         4.4 Rights Agreement, dated as of March 24, 1998, between Perceptron, Inc. and American Stock Transfer & Trust Company, as Rights Agent, is incorporated herein by reference to Exhibit 2 to the Company's Report on Form 8-K filed March 24, 1998.

         5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder (including consent).

         23.1            Consent of PricewaterhouseCoopers.

         24.1            Power of Attorney of Alfred A. Pease.

         24.2            Power of Attorney of David J. Beattie.

         24.3            Power of Attorney of Philip J. DeCocco.

         24.4            Power of Attorney of Robert S. Oswald.

         24.5            Power of Attorney of Harry T. Rein.

         24.6            Power of Attorney of Louis R. Ross.

         24.7            Power of Attorney of Terryll R. Smith.

         99.1 Perceptron, Inc. 1998 Global Team Member Stock Option Plan as incorporated herein by reference to Exhibit
                         10.20 to the Company's Annual Report on Form 10-K for the Year Ended December 31, 1997.

         99.2 Form of Non-Qualified Stock Option Agreement under such Plan is incorporated herein by reference to
                         Exhibit 10.20 to the Company's Annual Report on Form 10-K for the Year Ended December 31, 1997.